Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 28, 2012, by and between DCF PARTNERS, L.P., a Delaware limited partnership (the “Seller”), and TRIANGLE PETROLEUM CORPORATION, a Delaware corporation (“Triangle”).

RECITALS

A.            Pursuant to the terms and conditions of this Agreement, the Seller has agreed to sell to Triangle, and Triangle has agreed to purchase from the Seller, 3,500,000 Series A Units (the “RockPile Units”) of RockPile Energy Services, LLC, a Delaware limited liability company (“RockPile”), in return for 1,900,000 shares of common stock of Triangle (the “Triangle Shares”) and $609,000 in cash (the “Cash Consideration”).

B.            NOW, THEREFORE, in consideration of the recitals and the mutual promises, representations, warranties, and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.             PURCHASE AND SALE OF ROCKPILE UNITS

1.1          Sale of RockPile Units.

(a)             Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Triangle shall purchase from the Seller, and the Seller shall sell to Triangle, the RockPile Units, free and clear of all Encumbrances (as defined below), except for any restrictions on transfer arising under applicable securities laws or the Second Amendment and Restated Limited Liability Company Agreement of RockPile (the “RockPile LLC Agreement”).

1.2          Purchase Price.  As consideration for the RockPile Units, Triangle agrees to issue to Seller the Triangle Shares and pay to Seller the Cash Consideration.

1.3          Closing.  The closing of the purchase and sale of the RockPile Units shall occur upon both Parties executing this Agreement (the “Closing”).  The date on which the Closing occurs is referred to herein as the “Closing Date.”

(a)             Deliveries by the Seller.  At the Closing, the Seller shall deliver to Triangle:

(i)            An executed copy of this Agreement; and

(ii)           An executed copy of a Unit Assignment and Power, in a form acceptable to Triangle, transferring title in the RockPile Units to Triangle;

(b)             Deliveries by Triangle.  At the Closing, Triangle shall deliver to Seller:

(i)            An executed copy of this Agreement;

(ii)           The Cash Consideration by check or wire transfer of immediately available funds; and

(iii)          A stock certificate representing the Triangle Shares (the “Triangle Certificate”).

2.             REPRESENTATIONS AND WARRANTIES

2.1          Representations and Warranties of the Seller.  The Seller hereby represents and warrants to Triangle as follows:

(a)             Organization.  The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)             Authorization.  The Seller has full corporate power and authority to execute and deliver this Agreement and the Unit Assignment and Power, and to consummate the transactions contemplated hereby and thereby, and no other corporate action on the part of the Seller is necessary to authorize the execution and delivery by the Seller of this Agreement or the Unit Assignment and Power or the consummation of the purchase and sale of the RockPile Units.

(c)             Execution; Validity of Agreement.  This Agreement has been duly executed and delivered by the Seller and, assuming due and valid authorization, execution and delivery hereof by Triangle, is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws relating to or affecting creditors’ rights, and the general principles of equity.

(d)             Ownership of RockPile Units.  Seller owns of record and beneficially all of the RockPile Units, free and clear of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, defects or imperfections of title or other restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), except for any restrictions on transfer arising under applicable securities laws or the RockPile LLC Agreement.  Further, the RockPile Units constitute the entirety of Seller’s ownership interest in RockPile.

(e)             Litigation. There are no actions, suits, proceedings, investigations or grievances pending or, to the knowledge of Seller, threatened that are reasonably likely to prohibit or restrain the ability of Seller to enter into this Agreement or consummate the transactions contemplated hereby.

(f)              Brokers or Finders.  Seller has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

(g)             Insolvency.  No insolvency proceedings of any kind are pending against Seller, and Seller is not insolvent or unable to pay its debts as and when they fall due.

(h)             Investment Representations.

(i)            The Seller is acquiring the Triangle Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Triangle Shares.

(ii)           The Seller is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and able to bear the economic risk of holding the Triangle Shares for an indefinite period of time, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Triangle Shares.

(iii)          The Seller acknowledges that it has reviewed Triangle’s public filings with the Securities and Exchange Commission (the “SEC”) and has had the opportunity to ask questions of and receive answers from Triangle’s management regarding Triangle’s publicly available information, and Seller represents that it has all information that Seller deems relevant to making an investment decision with respect to the Triangle Shares.

(iv)          Immediately prior to the Closing, Seller is not an “affiliate” (as defined in Rule 144 under the Securities Act) of Triangle or acting on behalf of an affiliate of Triangle.

(v)           The Seller acknowledges that the Triangle Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that Triangle Shares have not been registered under the Securities Act and will bear the legend set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

2.2          Representations and Warranties of Triangle.  Triangle hereby represents and warrants to the Seller as follows:

(a)             Organization.  Triangle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)             Authorization.  Triangle has full corporate power and authority to execute and deliver this Agreement and Triangle Certificate and to consummate the transactions contemplated hereby, and no other corporate action on the part of Triangle is necessary to authorize the execution and delivery by Triangle of this Agreement or Triangle Certificate or the consummation of the purchase and sale of the RockPile Units.

(c)             Execution; Validity of Agreement.  This Agreement has been duly executed and delivered by Triangle and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Triangle enforceable against Triangle in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws relating to or affecting creditors’ rights, and the general principles of equity.

(d)             Good Title Conveyed.  At the time of issuance, the Triangle Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  The Triangle Shares, when issued, will be free and clear of all Encumbrances, except for any restrictions on transfer arising under applicable securities laws.

(e)             Litigation. There are no actions, suits, proceedings, investigations or grievances pending or, to the knowledge of Triangle, threatened that are reasonably likely to prohibit or restrain the ability of Triangle to enter into this Agreement or consummate the transactions contemplated hereby.

(f)              Brokers or Finders.  Triangle has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

(g)             Insolvency.  No insolvency proceedings of any kind are pending against Triangle, and Triangle is not insolvent or unable to pay its debts as and when they fall due.

(h)             Investment Representation. Triangle is acquiring the RockPile Units for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the RockPile Units.

3.             ADDITIONAL COVENANTS.

3.1          Transfer Restrictions.  Seller acknowledges that the Triangle Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Triangle Shares have not been registered under the Securities Act.  Seller shall not make any sale or other disposition of all or any portion of the Triangle Shares except: (a) to Triangle, (b) pursuant to an effective registration statement under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act and in compliance with any applicable state securities laws, or (d) in a transaction that does not require registration under the Securities Act or any applicable state securities laws and regulations governing the offer and sale of securities.  In connection with a sale pursuant to clause (c) or (d), Seller shall furnish to Triangle an opinion of counsel of recognized standing in form and substance satisfactory to Triangle.  Triangle shall instruct its transfer agent to refuse to register any disposition of the Triangle Shares not made in compliance with this Section 3.1.

3.2          Registration Rights.

(a)             Promptly following the Closing, but not later than sixty (60) days following the Closing Date, Triangle shall file a Registration Statement on Form S-3 under the Securities Act (or such other appropriate form which Triangle is then eligible to use or an amendment to an existing registration statement) (the “Registration Statement”) to register for resale the Triangle Shares.  Notwithstanding the foregoing, Triangle may postpone the filing or the effectiveness of the Registration

Statement if, based on the good faith judgment of Triangle’s Board of Directors, such postponement is necessary because it would be materially detrimental to Triangle for such Registration Statement to be filed and it is therefore necessary to defer the filing or effectiveness of that Registration Statement.  Triangle shall provide prompt written notice to Seller of any such postponement of the filing or effectiveness of the Registration Statement pursuant to this Section 3.2(a).  Notwithstanding the other provisions of this Section 3.2(a), Triangle may not postpone the filing or effectiveness of the Registration Statement past the date that is the earliest of: (a) the date upon which any disclosure of a matter that Triangle’s Board of Directors has determined would not be in the best interest of Triangle to be disclosed is disclosed to the public or ceases to be material, and (b) seven (7) days after the date upon which Triangle’s Board of Directors has determined that such matter should not be disclosed.

(b)             In connection with the registration of the Triangle Shares, Triangle shall:

(i)            a reasonable time before filing the Registration Statement or prospectus or any amendments or supplements thereto in which Seller is named, furnish to Seller copies of such Registration Statement or prospectus or supplement thereto proposed to be filed, and Seller shall have the opportunity to review and comment thereon, and Triangle shall consider such changes in good faith prior to filing any such document;

(ii)           furnish to Seller such number of copies of such prospectus (including each preliminary prospectus and prospectus supplement) and such other documents as Seller may reasonably request in order to facilitate the disposition of the registered Triangle Shares; provided, however, that Triangle shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by Triangle;

(iii)          use reasonable best efforts to register or qualify the Triangle Shares under such other securities or blue sky laws of U.S. federal or state jurisdictions as Seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Triangle Shares (provided, that Triangle will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.2(b)(iii), (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction);

(iv)          notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading;

(v)           make available for inspection by Seller, and any attorney, accountant or other agent retained by Seller, all financial and other records, pertinent corporate documents and properties of Triangle, and cause Triangle’s officers, directors, employees and independent accountants to supply all information reasonably requested by Seller, attorney, accountant or agent in connection with such Registration Statement;

(vi)          promptly notify Seller:

(1)           when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the

Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)           of any written request by the SEC for amendments or supplements to the Registration Statement or any prospectus or of any inquiry by the SEC relating to such Registration Statement;

(3)           of the notification to Triangle by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)           of the receipt by Triangle of any notification with respect to the suspension of the qualification of the Triangle Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

(vii)         during the period when the prospectus is required to be delivered under the Securities Act, use its reasonable best efforts to promptly file all documents required to be filed with the SEC, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the U.S. Securities Exchange Act of 1934, as amended;

(viii)        use its reasonable best efforts to cause the registered Triangle Shares to be listed on each U.S. securities exchange (if any) on which securities of the same class issued by Triangle are then listed; and

(ix)          use its reasonable best efforts to keep the Registration Statement effective until the earlier of (x) one year from the date on which the SEC declares such Registration Statement effective, (y) the date on which all of the Triangle Shares covered by such Registration Statement have been sold, and (z) the date on which the Triangle Shares are freely transferable without volume restrictions by Seller in accordance with Rule 144 (or any similar provision then in force) under the Securities Act.

(c)             Seller agrees that, upon notice from Triangle of the happening of any event as a result of which the prospectus included (or deemed included) in the Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, Seller will forthwith discontinue disposition of the Triangle Shares pursuant to such Registration Statement until Seller is advised in writing by Triangle that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus.

(d)             Except as otherwise provided herein, the expenses incurred by Triangle in connection with registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to Triangle, consultant and expert fees, premiums for liability insurance, if Triangle chooses to obtain such insurance, obtained in connection with the Registration Statement filed to effect such compliance, and all expenses, including counsel fees, of complying with any state securities laws, shall be paid by Triangle.  All fees and disbursements of any counsel, experts, or consultants employed by Seller shall be borne by Seller. Seller agrees that any selling commissions or discounts payable to any underwriter or broker of securities to be sold by Seller shall be borne by Seller.  The obligations of Triangle and Seller for the expenses described in this Section 3.2(d) shall apply irrespective of whether any sales of Triangle Shares ultimately take place.

3.3          Waiver of Series A Unit Rights.  Seller acknowledges that the only other holder of Series A Units of RockPile other than Seller and Triangle will sell all of its Series A Units in RockPile to Triangle concurrently with the Closing (the “Concurrent Closing”). Seller expressly waives any right to notice, right of first refusal, or other right that it may have in connection with the sale of RockPile Series A Units in the Concurrent Closing, and Seller covenants that it will take no future action to exercise or attempt to enforce any rights that it had as a holder of the RockPile Series A Units.  For the avoidance of doubt, Seller expressly waives any and all rights to any accrued but unpaid preferred return on the RockPile Units.

4.             MISCELLANEOUS.

4.1          Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2          Notices.  Unless otherwise provided herein, any notice, request, waiver, instruction, consent or document or other communication required or permitted to be given by this Agreement shall be effective only if it is in writing and (i) delivered by hand or sent by certified mail, return receipt requested, or (ii) if sent by a nationally-recognized overnight delivery service with delivery confirmed, as follows:

Seller:	DCF Partners, L.P.
73 Arch Street
Greenwich, CT 06830
Attn: David Floren

Triangle:	Triangle Petroleum Corporation
1200 17th Street, Suite 2600
Denver, CO 80202
Attn: Chief Executive Officer

The parties shall promptly notify each other of any change in their respective addresses or of the individual or entity or office to receive notices, requests or other communications under this Section 4.2.  All notices shall be deemed to have been given (i) if personally delivered or sent by certified mail, as of the date when so delivered, or (ii) if sent by nationally-recognized overnight delivery service, two days after mailing.

4.3          Amendments and Waivers.  This Agreement may not be amended or supplemented, unless set forth in a writing signed by each party hereto. Except as otherwise permitted in this Agreement, the terms or conditions of this Agreement may not be waived unless set forth in a writing signed by the party entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.  The rights and remedies of the parties hereto are cumulative and not alternative. Except as otherwise provided in this Agreement, neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

4.4          Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

4.5          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Colorado.

4.6          Submission to Jurisdiction.  The parties hereby submit to the non-exclusive jurisdiction of any court of the State of Colorado or the United States District Court for the District of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, and waive any and all objections to jurisdiction that they may have under the laws of the State of Colorado or the United States and any claim or objection that any such court is an inconvenient forum.

4.7          Entire Agreement.  This Agreement, together with the Unit Assignment and Power, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.8          Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9          Expenses.  Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by the Seller and Triangle in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including legal and accounting fees, costs and expenses.

4.10        Announcements.  Publicity and other general releases of information to the public concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated between the Seller and Triangle.  Neither party shall act unilaterally in this regard without the prior approval of the other party; provided, however, that such approval shall not be unreasonably withheld.  Nothing in this Section 4.10 shall prevent either party from furnishing information to comply with applicable laws or rules of any applicable stock exchange.

[Signatures follow]

IN WITNESS WHEREOF, the Buyer and Seller have executed this Purchase and Sale Agreement on date first above written.

Buyer

TRIANGLE PETROLEUM CORPORATION

/s/ Jonathan Samuels
By: Jonathan Samuels
Title: President & CEO

Seller

DCF PARTNERS, L.P.

By: DCF Advisers, L.L.C., its general partner

/s/ David Floren
By: David Floren
Title: Authorized Person

Acknowledged by:	ROCKPILE ENERGY SERVICES, LLC

/s/ Ryan McGee
By: Ryan McGee
Title: Secretary